UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CYCLACEL PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

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Cyclacel Pharmaceuticals, Inc.
Level 10, Tower 11, Avenue 5, No. 8

Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF THE HOLDERS OF A

MAJORITY OF THE VOTING POWER OF OUR CAPITAL STOCK

To Our Stockholders:

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the stockholders of the outstanding capital stock of Cyclacel Pharmaceuticals, Inc. (the “Company”), as of the close of business on March 21, 2025 (the “record date”) for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

On March 21, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Investors agreed to acquire an aggregate of 1,000,000 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”) of the Company at a price of $1.00 per share, for aggregate gross proceeds of $1 million. Each share of Series E Preferred Stock is convertible into 110 shares of the Company’s common stock, par value $0.001 per share (“common stock”). In no event will the Series E Preferred Stock be convertible into common stock in a manner that would result in any particular Investor or their transferees or their affiliates holding more than the lower of (i) the maximum percentage of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Series E Preferred Stock that can be issued to the holder without requiring a vote of the stockholders of the Company under the rules and regulations of The Nasdaq Stock Market (“Nasdaq”); and (ii) 4.99% of the number of shares of common stock outstanding immediately before the original issue date (the “Series E Ownership Limitation”), prior to the date that the Company’s stockholders approve the issuance of shares of common stock to the Investors upon conversion of the Series E Preferred Stock.

Under the applicable Nasdaq rules and the Purchase Agreement, in the absence of stockholder approval, we may not issue shares of common stock to the Investors upon conversion of the Series E Preferred Stock, and the Investors may not vote shares of the Series E Preferred Stock, in each case, in excess of the Ownership Limitation.

In the Purchase Agreement, we agreed to call a meeting of stockholders for purposes of soliciting approval of the issuance of all the shares of common stock upon conversion of the Series E Preferred Stock pursuant to the terms of the Purchase Agreement and an amendment to the Certificate of Designations for the Series E Preferred Stock (the “Series E Preferred Certificate of Designations”) in order to remove the Series E Ownership Limitation. In addition, pursuant to the Purchase Agreement, we agreed to call a meeting of stockholders for purposes of an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), to increase the number of authorized shares of common stock from 250,000,000 shares to 600,000,000 shares.

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We are sending you this Information Statement to notify you that on March 21, 2025, a stockholder holding a majority voting rights of our capital stock (the “Majority Stockholder”) approved the following action (the “Corporate Actions”) by written consent in lieu of a meeting of stockholders:

1.	Approved (i) the issuance of all the shares of common stock upon conversion of the Series E Preferred Stock pursuant to the terms of the Purchase Agreement, and (ii) an amendment of the Series E Preferred Stock Certificate of Designations removing the Series E Ownership Limitation, for purposes of Nasdaq Listing Rule 5635(d) (collectively, the “Series E Approval”); and

2.	Approved the preparation and filing of the Second Amendment to the Amended and Restated Articles of Incorporation of the Company to specifically, amend ARTICLE TWO thereof to increase the number of shares of authorized common stock to 600,000,000 from 250,000,000 such that that the total number of shares which the Company is authorized to issue is six hundred and five million (605,000,000) shares, each with a par value of $0.001 per share with six hundred million (600,000,000) shares shall be common stock and five million (5,000,000) shares shall be preferred stock (the “Authorized Shares Increase”).

Our board of directors unanimously approved (i) the issuance of the shares of common stock and the amendment to the Series E Preferred Stock Certificate of Designations under the Series E Approval, and (ii) the form of Second Amendment to the Amended and Restated Articles of Incorporation of the Company to effect the Authorized Shares Increase. If our board of directors deems it necessary, we will file a Certificate of Amendment representing the Second Amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) effecting the Authorized Shares Increase (such Certificate of Amendment, a form of which is attached hereto as Appendix A, the “Amendment”) with the with the Secretary of State for the State of Delaware, with the timing of such filing to occur, if at all, at the sole discretion of our board of directors.

Please note that the number of votes already received from the Majority Stockholder is sufficient to satisfy the stockholder vote requirement for this action under Delaware law and our certificate of incorporation, as amended, and consequently no additional votes will be needed to approve the actions.

No action is required by you. The accompanying Information Statement is being furnished only to inform our stockholders of the action taken by written consent described above before the Series E Approval and the Authorized Shares Increase takes effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.

This Information Statement is first being mailed to you on or about April 3, 2025. The effective date of the Information Statement will be no earlier than April 23, 2025, or thereafter as our board of directors determines to effect it in accordance with applicable law, including the General Corporation Law of the State of Delaware (“DGCL”).

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein. We are not asking you for a consent or proxy and you are requested not to send us a consent or proxy.

The accompanying Information Statement is solely for information purposes only and does not require or request you to do anything. You are encouraged to carefully read the accompanying Information Statement, including exhibits, for further information regarding the Series E Approval and the Authorized Shares Increase.

March 24, 2025	By Order of the Board of Directors,

/s/ Datuk Dr. Doris Wong Sing Ee
Datuk Dr. Doris Wong Sing Ee
Chief Executive Officer

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Cyclacel Pharmaceuticals, Inc.
Level 10, Tower 11, Avenue 5, No. 8

Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

This Information Statement is being sent by mail to all record and beneficial owners of the common stock, $0.001 par value, and Preferred Stock, $0.001 of Cyclacel Pharmaceuticals, Inc., a Delaware corporation, which we refer to herein as “Cyclacel,” “the Company,” “we,” “our” or “us.” The mailing date of this Information Statement is on or about April 3, 2025. The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to a written consent executed by stockholders representing a majority of the voting power of our capital stock in lieu of a meeting of stockholders.

On March 21, 2025, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had issued and outstanding (i) 207,336,389 shares of common stock, and (ii) 354,738 shares of Series D Preferred Stock. These securities constitute the outstanding classes of Cyclacel voting securities. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Holders of our Series D Preferred Stock vote together with the holders of our common stock on an as-converted to common stock basis, such that the number of votes per share of Series D Preferred Stock is equal to 110.

No vote or other consent of our stockholders is solicited in connection with this information statement. We are not asking you for a proxy and you are requested not to send us a proxy.

Our board of directors has approved the Series E Approval and the Authorized Shares Increase. No other corporate actions to be taken by written consent were considered. As of March 21, 2025, a stockholder who beneficially holds 194,628,820 shares of common stock (the “Majority Stockholder”) representing approximately 93.87% of the voting power of our outstanding voting securities as of March 21, 2025 (the “Record Date”), which is before the issuance of the Series E Preferred Stock, executed and delivered to the board of directors a written consent approving: (i) the issuance of the shares of common stock, and the amendment to the Series E Preferred Stock Certificate of Designations under the Series E Approval, and (ii) the form of Second Amendment to the Amended and Restated Articles of Incorporation of the Company to effect the Authorized Shares Increase a form of which is attached hereto as Appendix A.

Because the action was approved by the written consent of the Majority Stockholder holding a majority of our outstanding voting securities, no proxies are being solicited with this Information Statement. We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of the State of Delaware, the action to be taken by majority written consent in lieu of a special stockholder meeting does not create appraisal or dissenters’ rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner. Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until at least 20 days after the mailing date of this definitive Information Statement. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events. In some cases, you can identify forward-looking statements by terminology such as “may,” “will” “should," “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar terms, variations of such terms or the negative of such terms. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein. Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

On March 21, 2025, a stockholder (the “Majority Stockholder”) who beneficially owned 194,628,820 shares of common stock (representing approximately 93.87% of the total voting power) executed and delivered to the board of directors a written consent approving (i) the issuance of the shares of common stock, and the amendment to the Series E Preferred Stock Certificate of Designations under the Series E Approval, and (ii) the form of Second Amendment to the Amended and Restated Articles of Incorporation of the Company to effect the Authorized Shares Increase a form of which is attached hereto as Appendix A. Because the actions were approved by a stockholder who owns a majority of our outstanding voting power, no proxies are being solicited with this Information Statement. No consideration was paid for the consent.

As of the date of the consent by the Majority Stockholder, Cyclacel had issued and outstanding approximately 207,336,389 shares of common stock and 354,738 shares of Series D Preferred Stock. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. All shares of our common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation after the payment of all debts and other liabilities. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. The common stock is not subject to redemption and carries no subscription or conversion rights.

The General Corporation Law of the State of Delaware (“DGCL”) provides in substance that unless a company’s certificate of incorporation provides otherwise, stockholders may take any action without a meeting of stockholders, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote thereon were present voted.

Our board of directors and stockholders holding a majority of our outstanding voting power have therefore approved (i) the issuance of the shares of common stock, and the amendment to the Series E Preferred Stock Certificate of Designations under the Series E Approval, and (ii) the form of Second Amendment to the Amended and Restated Articles of Incorporation of the Company to effect the Authorized Shares Increase a form of which is attached hereto as Appendix A.

Following 20 days after the furnishing of this Information Statement to stockholders, our board of directors will have the authority, in its sole discretion, without further action by our stockholders, to effect the Series E Approval and the Authorized Shares Increase.

PRIVATE PLACEMENT TRANSACTION

On March 21, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Investors agreed to acquire an aggregate of 1,000,000 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”) of the Company at a price of $1.00 per share, for aggregate gross proceeds of $1 million in a private placement (such transactions collectively, the “Private Placement”).

Each share of Series E Preferred Stock is convertible into 110 shares of the Company’s common stock, par value $0.001 per share (“common stock”). In no event will the Series E Preferred Stock be convertible into common stock in a manner that would result in any particular Investor or their transferees or their affiliates holding more than the lower of (i) the maximum percentage of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Series E Preferred Stock that can be issued to the holder without requiring a vote of the stockholders of the Company under the rules and regulations of The Nasdaq Stock Market (“Nasdaq”); and (ii) 4.99% of the number of shares of common stock outstanding immediately before the original issue date (the “Series E Ownership Limitation”), prior to the date that the Company’s stockholders approve the issuance of shares of common stock to the Investors upon conversion of the Series E Preferred Stock.

Under the applicable Nasdaq rules and the Purchase Agreement, in the absence of stockholder approval, we may not issue shares of common stock to the Investors upon conversion of the Series E Preferred Stock, and the Investors may not vote shares of the Series E Preferred Stock, in each case, in excess of the Ownership Limitation.

In the Purchase Agreement, we agreed to call a meeting of stockholders for purposes of soliciting approval of the issuance of all the shares of common stock upon conversion of the Series E Preferred Stock pursuant to the terms of the Purchase Agreement and an amendment to the Certificate of Designations for the Series E Preferred Stock (the “Series E Preferred Certificate of Designations”) in order to remove the Series E Ownership Limitation. In addition, pursuant to the Purchase Agreement, we agreed to call a meeting of stockholders for purposes of an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), to increase the number of authorized shares of common stock from 250,000,000 shares to 600,000,000 shares.

Under the Company’s Amended and Restated Certificate of Incorporation, and the first amendment thereto (collectively, the “Certificate of Incorporation”), the Company does not currently have sufficient authorized and unissued shares of common stock available to issue the full number of shares underlying the conversion feature associated with the Series Preferred Stock.

In addition, Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval, prior to the issuance of securities, of a transaction other than a public offering involving the sale, issuance or potential issuance by us of shares of our common stock (or securities convertible into or exercisable for our common stock) in an amount equal to 20% or more of the Company’s outstanding common stock or voting power outstanding before the issuance will be sold at a price less than the lower of (i) the Nasdaq Official Closing Price immediately preceding the signing of a binding agreement in connection with such transaction or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”).

In the case of the Private Placement, the 20% threshold is determined based on the number of shares of our common stock outstanding immediately preceding the issuance of the Series E Preferred Stock. The closing price of the common stock on March 20, 2025, which immediately preceded the signing of the Purchase Agreement, was $0.30 which is less than the sale price of $1.00 under the Purchase Agreement. However, due to the conversion ratio of 110 shares of common stock to one share of Series E Preferred Stock, the sale price could potentially be under the Minimum Price.

Immediately prior to the execution of the Purchase Agreement, we had 207,336,389 shares of common stock issued and outstanding. After giving effect to the exercise of a full conversion of the Series E Preferred Stock to common stock for 110,000,000 shares thereof, we would have 317,336,389 shares of common stock issued and outstanding assuming no other purchases, conversions, warrant exercises or sales. Therefore, the potential issuance of 110,000,000 shares of common stock will constitute greater than 20% of the shares of common stock outstanding immediately prior to the full conversion of the Series E Preferred Stock. In addition, as discussed above, the full conversion of the Series E Preferred Stock would exceed the number of authorized shares under the Company’s Certificate of Incorporation.

We obtained stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by us of shares of our common stock (or securities exercisable for our common stock) in excess of 20% of the shares of common stock outstanding immediately prior to the execution of the Purchase Agreement and under the Certificate of Incorporation for the increase of the number of authorized shares of our common stock.

We cannot predict whether or when the holders will convert their Series E Preferred Stock. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of shares of our common stock that may ultimately be issued. Under certain circumstances, however, it is possible, that we will issue more than 20% of our outstanding shares of common stock to the Investors in the Series E Preferred Stock. Therefore, we sought stockholder approval to issue more than 20% of our outstanding shares of common stock, if necessary, to the Investors in the Series E Preferred Stock.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our common stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of common stock.

Reasons for the Authorized Shares Increase

We are a clinical-stage biopharmaceutical company working to develop innovative cancer medicines based on cell cycle, transcriptional regulation, epigenetics and mitosis biology. We are a pioneer company in the field of cancer cell cycle biology with a vision to improve patient healthcare by translating insights in cancer biology into medicines that can overcome resistance and ultimately increase a patient’s overall survival. We have incurred significant losses since our inception. We expect to incur losses for the foreseeable future, may never achieve or maintain profitability and have a limited operating history. Our sole product candidate is plogosertib, a PLK1 inhibitor, in solid tumors and hematological malignancies. We expect our research and development expenses to continue to be significant in connection with our continued investment in our drug candidate and our ongoing and planned clinical trials for our drug candidate. As a result, we expect to continue to incur significant operating losses and negative cash flows from operations for the foreseeable future. These losses have had and will continue to have a material adverse effect on our stockholders’ equity, financial position, cash flows and working capital.

We have funded all of our operations and capital expenditures with proceeds from the issuance of public equity securities, private placements of our securities, interest on investments, licensing revenue, government grants, research and development tax credits and product revenue. In order to conduct the lengthy and expensive research, preclinical testing and clinical trials necessary to complete the development and marketing of our drug candidates, we will require substantial additional funds. We may have insufficient public equity available for issue to raise the required additional substantial funds to implement our operating plan and we may not be able to obtain the appropriate stockholder approvals necessary to increase our available public equity for issuance within a time that we may require additional funding. To meet our long-term financing requirements, we may raise funds through public or private equity offerings, debt financings or strategic alliances.

Raising additional funds by issuing equity or convertible debt securities may cause our stockholders to experience substantial dilution in their ownership interests and new investors may have rights superior to the rights of our other stockholders. To the extent equity valuations, including the trading price of our common stock, are depressed as a result of economic disruptions or other uncertainties, for example due to rising inflationary pressures, ongoing military conflicts or other factors, the potential magnitude of this dilution will increase. Raising additional funds through debt financing, if available, may involve covenants that restrict our business activities and options. To the extent that we raise additional funds through collaborations and licensing arrangements, we may have to relinquish valuable rights to our drug discovery and other technologies, research programs or drug candidates, or grant licenses on terms that may not be favorable to us. Additional funding may not be available to us on favorable terms, or at all, particularly in light of the current economic conditions.

Our history of losses, our negative cash flows from operations, our liquidity resources currently on hand, and our dependence on the ability to obtain additional financing to fund our operations after the current resources are exhausted, about which there can be no certainty, have resulted in our assessment that there is substantial doubt about our ability to continue as a going concern.

At the time of the execution of the Purchase Agreement, the Company did not have sufficient authorized and unissued shares of common stock under its Certificate of Incorporation available to issue the full number of shares of common stock to the Investors in the Series E Preferred Stock to honor a full conversion of their Series E Preferred Stock.

The board of directors believes that the Authorized Shares Increase is advisable, and in the Company’s and its stockholders’ best interests, because it would provide the Company with sufficient shares of common stock to issue to the Investors in the Series E Preferred Stock and the flexibility to use the common stock for business and financial purposes and alternatives in structuring future transactions. These purposes may include raising capital in future offerings of equity or equity-linked securities, granting equity awards to employees, officers, directors, consultants and/or advisors pursuant to the Company’s 2018 Equity Incentive Plan and the 2020 Inducement Equity Incentive Plan, and expanding our business through the acquisition of other businesses and other purposes.

We anticipate that we may issue additional authorized but unissued shares of common stock in the future in connection with one or more of the following:

●	financing transactions, such as public or private offerings of common stock or convertible securities;

●	partnerships, collaborations and other similar transactions;

●	our equity incentive plans;

●	strategic investments; and

●	other corporate purposes that have not yet been identified.

The board of directors believes the Authorized Shares Increase will ensure the Company has sufficient authorized and unissued shares of common stock available to issue the full number of shares of common stock to issue to the Investors in the Series E Preferred Stock and enhance our flexibility in taking possible future actions, such as raising additional equity capital, issuing shares of common stock as consideration for acquisitions or licensing transactions, granting equity compensation awards or other corporate purposes.

Apart for the reservation of shares of common stock to issue to the Investors in the Series E Preferred Stock, we do not have any current plans, arrangements, understandings or commitments for use of the additional shares of common stock that would be available for issuance. However, by approving the amount of authorized shares of common stock as proposed by the Authorized Shares Increase now, we believe that such additional authorized shares will enable us to act in a timely manner when such a need arises or the board of directors believes that it is in the best interests of the Company and its stockholders to take action, without the delay and expense that would be required at that time in obtaining stockholder approval of an increase in authorized shares of common stock at a future special meeting of stockholders. For example, the Company may raise capital in the future to address its liquidity needs and to maintain compliance with the Nasdaq continued listing standards.

Certain Risks and Potential Disadvantages Associated with the Authorized Shares Increase

The board of directors does not intend to issue any shares of common stock except for purposes and on terms that the board of directors believes to be in the best interests of the Company and its stockholders. However, depending on the purpose and terms of issuance at the time, if we issue additional shares of common stock or other securities convertible into common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders.

The proposed Authorized Shares Increase could also, under certain circumstances, make more difficult or discourage attempts to obtain control of the Company, thereby having an anti-takeover effect. While this is not the purpose or intent of the board of directors’ support of this proposal, we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. For example, we could issue additional shares without further stockholder approval so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Authorized Shares Increase therefore may have the effect of discouraging unsolicited takeover attempts.

Although the Authorized Shares Increase has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt and the Majority Stockholder’s current voting control over the Company would make such an attempt difficult for any third party, stockholders should be aware that the effect of the Authorized Shares Increase could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our common stock.

Principal Effects of the Authorized Shares Increase

The board of directors proposed, and recommended to stockholders, increasing the number of shares of authorized common stock under our Certificate of Incorporation from 250,000,000 to 600,000,000.

The 350,000,000 additional shares of common stock to be authorized by the Second Amendment to the Certificate of Incorporation would have the same powers, preferences, and rights as the currently outstanding shares of common stock. Therefore, the approval of the Authorized Shares Increase and any subsequent issuance of additional shares of common stock would not affect a current stockholder’s rights as a stockholder, except for any dilutive effects incidental to increasing the number of our outstanding shares of common stock to earnings per share, book value per share, and the voting power of current holders of common stock. The Authorized Shares Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders unless additional shares are issued, including upon the full conversion of the Series E Preferred Stock.

As is true for shares presently authorized but unissued, the future issuance of common stock authorized by the Authorized Shares Increase may, among other things, decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the common stock. Further, the additional shares of common stock authorized by the approval of this proposal could be issued by the board of directors without further vote of our stockholders except as may be required in particular cases by applicable law, regulatory agencies or the Nasdaq listing standards.

Reasons for the Private Placement

As of December 31, 2024, our estimated cash and cash equivalents were approximately $3.1 million. Based on our current operating plan, there is substantial doubt regarding our ability to continue as a going concern for a period of one year after the date that our financial statements for the year ended December 31, 2024 are issued. To meet our long-term financing requirements, we may raise funds through public or private equity offerings, debt financings or strategic alliances. Raising additional funds by issuing equity or convertible debt securities may cause our stockholders to experience substantial dilution in their ownership interests and new investors may have rights superior to the rights of our other stockholders.

To the extent equity valuations, including the trading price of our common stock, are depressed as a result of economic disruptions or other uncertainties, for example due to rising inflationary pressures, ongoing military conflicts or other factors, the potential magnitude of this dilution will increase. Raising additional funds through debt financing, if available, may involve covenants that restrict our business activities and options. To the extent that we raise additional funds through collaborations and licensing arrangements, we may have to relinquish valuable rights to our drug discovery and other technologies, research programs or drug candidates, or grant licenses on terms that may not be favorable to us. Additional funding may not be available to us on favorable terms, or at all, particularly in light of the current economic conditions.

On March 21, 2025, the Company entered into the Purchase Agreement with the Investors, pursuant to a Private Placement in which the Investors agreed to acquire an aggregate of 1,000,000 shares of Series E Preferred Stock of the Company at a price of $1.00 per share, for aggregate gross proceeds of $1 million. The board of directors believes that the Private Placement, the Series E Approval and the Authorized Shares Increase were and are necessary to provide the Company with capital for continued operations, investment in our drug candidate and clinical trials and to provide the flexibility for possible future actions, including financing transactions.

Effect of the Conversion of the Series E Preferred Stock

Each share of Series E Preferred Stock is convertible into 110 shares of the Company’s common stock. The potential issuance of the common stock would result in an increase in the number of shares of common stock outstanding, and our stockholders would incur dilution of their percentage ownership to the extent that the Investors in the 1,000,000 share of Series E Preferred Stock thereof exercise their conversion rights.

Reasons for the Series E Approval

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval, prior to the issuance of securities, of a transaction other than a public offering involving the sale, issuance or potential issuance by us of shares of our common stock (or securities convertible into or exercisable for our common stock) in an amount equal to 20% or more of the Company’s outstanding common stock or voting power outstanding before the issuance will be sold at a price less than the Minimum Price. In the case of the Private Placement, the 20% threshold is determined based on the number of shares of our common stock outstanding immediately preceding the issuance of the Series E Preferred Stock. The closing price of the common stock on March 20, 2025, which immediately preceded the signing of the Purchase Agreement, was $0.30, which is less than the sale price of $1.00 under the Purchase Agreement. However, due to the conversion ratio of 110 shares of common stock to one share of Series E Preferred Stock, the sale price could potentially be under the Minimum Price.

Immediately prior to the execution of the Purchase Agreement, we had 207,336,389 shares of common stock issued and outstanding. After giving effect to the exercise of a full conversion of the Series E Preferred Stock to common stock for 110,000,000 shares thereof, we would have 317,336,389 shares of common stock issued and outstanding assuming no other purchases, conversions, warrant exercises or sales. Therefore, the potential issuance of 110,000,000 shares of common stock will constitute greater than 20% of the shares of common stock outstanding immediately prior to the full conversion of the Series E Preferred Stock. In addition, as discussed above, the full conversion of the Series E Preferred Stock would exceed the number of authorized shares under the Company’s Certificate of Incorporation.

We obtained stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by us of shares of our common stock (or securities exercisable for our common stock) in excess of 20% of the shares of common stock outstanding immediately prior to the execution of the Purchase Agreement and under the Certificate of Incorporation for the increase of the number of authorized shares of our common stock.

We cannot predict whether or when the Investors in the Series E Preferred Stock will convert their Series E Preferred Stock. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of common stock that may ultimately be issued. Under certain circumstances, however, it is possible, that we will issue more than 20% of our outstanding shares of common stock to the Investors. Therefore, we sought stockholder approval to issue more than 20% of our outstanding shares of common stock, if necessary, to the Investors.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our common stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of common stock.

Further Information

The terms of the Purchase Agreements and the Series E Preferred Stock are only briefly summarized above. For further information, please refer to the form of the Purchase Agreement, which wase filed with the SEC as an exhibit to our Current Report on Form 8-K, filed with the SEC on March 24, 2025 and is incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents. We will furnish without charge to you a copy of any or all of the documents incorporated by reference, including exhibits to these documents, upon written or oral request. Direct your written request to: Corporate Secretary, Cyclacel Pharmaceuticals, Inc., Level 10, Tower 11, Avenue 5, No. 8 Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia, or (908) 517-7330.

No Appraisal Rights

Under the DGCL, stockholders are not entitled to appraisal rights with respect to the Series E Approval and the Authorized Shares Increase

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors, executive officers or any associate of a director or executive officer has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter described in this Information Statement.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Common Stock, as of March 21, 2025, by (a) each of our executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than five percent (5%) of our Common Stock, Series D Preferred Stock and Series E Preferred Stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock subject to options and warrants currently exercisable or exercisable within 60 days after March 21, 2025 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. To the knowledge of the directors and executive officers of the Company, as of March 21, 2025, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares representing more than 5% of the voting rights attached to all outstanding shares of the Company, other than as set forth below. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Cyclacel Pharmaceuticals, Inc., Cyclacel Pharmaceuticals, Inc., Level 10, Tower 11, Avenue 5, No. 8 Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Owned	Number of Shares of Preferred Stock Beneficially Owned	Percentage of Preferred Stock Owned
Datuk Dr. Doris Wong Sing Ee(1)	194,628,820	56.6%	-	*
David Natan(2)	-	*	-	*
Avraham Ben-Tzvi(3)	-	*	-	*
Kiu Cu Seng	-	*	-	*
Kwang Fock Chong	-	*	-	*
David Lazar(4)	39,021,180	11.4%	354,738	*
Executive officers and directors as a group (6 persons)	233,650,000	68.0%	354,738	26.2%

5% or more stockholders:
Ho Kee Wee(5)	27,500,000	8.0%	250,000	18.4%
Tan Kok Hui(6)	27,500,000	8.0%	250,000	18.4%
Suria Sukses Engineering Sdn. Bhd.(7)	27,500,000	8.0%	250,000	18.4%
Ho Jien Shiung(8)	27,500,000	8.0%	250,000	18.4%

*	Less than one (1) percent of shares outstanding.

(1)	The Company’s Chief Executive Officer, Datuk Dr. Doris Wong Sing Ee is the Majority Stockholder referred to herein who controls the management and affairs of the Company, and currently can control matters requiring the approval by the Company’s stockholders, including the election of directors, any merger, consolidation or sale of all or substantially all of its assets, and any other significant corporate transaction.
(2)	On February 26, 2025, David Natan was granted 700,000 Non-Qualified Stock Options to purchased shares of common stock in consideration of his services as a director of the Company with an exercise price of $0.33. The option grant became exercisable on the grant date. The address for David Natan is 6720 NW 74th Court, Parkland, FL 33067.
(3)	On February 26, 2025, Avraham Ben-Tzvi was granted 700,000 Non-Qualified Stock Options to purchased shares of common stock in consideration of his services as a director of the Company with an exercise price of $0.33. The option grant became exercisable on the grant date. The address for Avraham Ben-Tzvi is 44 Zayt Shemen Street, Flat 4, Efrat, Israel 9045544.

(4)	David Lazar, the Company’s co-principal financial officer and co-principal accounting officer until the earlier of the filing date of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024 or March 31, 2025, Series D Preferred Stock are convertible into 39,021,180 shares of common stock. The address for David Lazar is PH The Towers, Tower 200, 30B, Winston Churchill, Paitilla, Panama 07196.
(5)	Based solely on Securities Purchase Agreement dated March 21, 2025 between the Company and Ho Kee Wee, as filed within the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2025 for the purchase of 250,000 shares of Series E Preferred Stock that are convertible into 27,500,000 shares of common stock. The address for Ho Kee Wee is c/o Cyclacel Pharmaceuticals, Inc., Cyclacel Pharmaceuticals, Inc., Level 10, Tower 11, Avenue 5, No. 8 Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia.
(6)	Based solely on Securities Purchase Agreement dated March 21, 2025 between the Company and Tan Kok Hui, as filed within the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2025 for the purchase of 250,000 shares of Series E Preferred Stock that are convertible into 27,500,000 shares of common stock. The address for Tan Kok Hui is c/o Cyclacel Pharmaceuticals, Inc., Cyclacel Pharmaceuticals, Inc., Level 10, Tower 11, Avenue 5, No. 8 Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia.
(7)	Based solely on Securities Purchase Agreement dated March 21, 2025 between the Company and Suria Sukses Engineering Sdn. Bhd., as filed within the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2025 for the purchase of 250,000 shares of Series E Preferred Stock that are convertible into 27,500,000 shares of common stock. The address for Suria Sukses Engineering Sdn. Bhd. is 26-13A Stellar Suites, Jalan Puteri 4/7, Bandar Puteri, 47100 Puchong, Selangor, Malaysia.
(8)	Based solely on Securities Purchase Agreement dated March 21, 2025 between the Company and Ho Jien Shiung, as filed within the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2025 for the purchase of 250,000 shares of Series E Preferred Stock that are convertible into 27,500,000 shares of common stock. The address for Ho Jien Shiung is c/o Cyclacel Pharmaceuticals, Inc., Cyclacel Pharmaceuticals, Inc., Level 10, Tower 11, Avenue 5, No. 8 Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia.

REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF

STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The Series E Approval and the Authorized Shares Increase require stockholder approval. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholder meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities. However, the latter method, while it represents the requisite stockholder approval, with regard to the Series E Approval and the Authorized Shares Increase, is not deemed effective until twenty (20) days after this Information Statement has been sent to all of our stockholders giving them notice and informing them of the actions approved by such consent.

Given that we have already secured the affirmative consent of the holder of a majority of our voting securities to the Series E Approval and the Authorized Shares Increase, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such a purpose, and rather proceed through the written consent of the holder of a majority of our voting securities. Spending the additional company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing these actions in a manner that is timely and efficient for our Company and our stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov. We also maintain a website at https://cyclacel.com.

You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above action to effect the Series E Approval and the Authorized Shares Increase will not be effective until a date at least 20 days after the date on which the definitive Information Statement has been mailed to the stockholders. Following such date, our board of directors will have the authority, without further action by our stockholders, to effect the Series E Approval and the Authorized Shares Increase.

Even though the holders of a majority of the voting power of our capital stock have already approved the Series E Approval and the Authorized Shares Increase, we reserve the right not to effect any increase in our number of authorized shares of common stock if our board of directors does not deem it to be in the best interests of our stockholders. The Company believes that granting this discretion provides our board of directors with maximum flexibility to act in the best interests of our stockholders.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some bank, brokerage firm or other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Information Statement to you if you contact us at: Cyclacel Pharmaceuticals, Inc., Level 10, Tower 11, Avenue 5, No. 8 Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia, Attn: Corporate Secretary. You may also contact us at (908) 517-7330.

If you want to receive separate copies of the notice of Information Statement, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address or phone number.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on March 21, 2025, as the Record Date for the determination of stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about April 3, 2025 to all stockholders of record as of the record date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

March 24, 2025	BY ORDER OF THE BOARD OF DIRECTORS

	By:	/s/ Datuk Dr. Doris Wong Sing Ee
Datuk Dr. Doris Wong Sing Ee
Chief Executive Officer

Appendix A

FORM OF SECOND AMENDMENT

TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CYCLACEL PHARMACEUTICALS, INC.

Appendix A-1

CERTIFICATE OF AMENDMENT
TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CYCLACEL PHARMACEUTICALS, INC.

It is hereby certified that:

FIRST:	The name of the corporation is Cyclacel Pharmaceuticals, Inc. (the “Corporation”).

SECOND:	Section A of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

A.	The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is six hundred five million (605,000,000) shares, each with a par value of $0.001 per share. Six hundred million (600,000,000) shares shall be Common Stock and five million (5,000,000) shares shall be Preferred Stock.

THIRD:	The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by to be signed by its duly authorized officer this [●] day of [●], 2025.

CYCLACEL PHARMACEUTICALS, INC.

By:
Name:	Datuk Dr. Doris Wong Sing Ee
Title:	Chief Executive Officer

Appendix A-2